SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

               Date of earliest event reported: November 20, 2001

                      ALFORD REFRIGERATED WAREHOUSES, INC.
               (Exact name of registrant as specified in charter)

          Texas                        75-2695621               000-25351
     (State or other                 (IRS employer             (Commission
jurisidiction of incorporation)    Identification No.)         file number)

                      318 Cadiz Street, Dallas, Texas       75207
               (Address of principal executive offices)   (Zip code)

       Registrant's telephone number, including area code: (214) 426-5151


Item 3.  Bankruptcy or Receivership

     On November 20, 2001 the Registrant filed a Voluntary Petition for protection under Chapter 11 of the Bankruptcy Code. The Voluntary Petition was filed in the United States Bankruptcy Court for the Northern District of Texas, Dallas Division. The Registrant will continue to operate the company as debtor in possession. In addition to the Registrant, Hilltop Acquisition Holding Corporation, and Cadiz Properties, Inc., subsidiaries of the Registrant, also filed Voluntary Petitions for protection under Chapter 11 of the Bankruptcy Code. The case numbers are: Alford Refrigerated Warehouses, Inc. 01-39776-BJH-11; Hilltop Acquisition Holding Corporation. 01-39371-SAF-11; and Cadiz Properties, Inc. 01-80459-RCM-11.


Item 7.  Financial Statements and Exhibits

         (c)      Exhibits.

     The following exhibits are furnished in accordance with Item 601 of Regulation S-K.

         1.1 Amended Voluntary Petition to the United States Bankruptcy Court, Northern District of Texas, Dallas Division, for Alford Refrigerated Warehouses, Inc., Case No. 01-39776-BJH-11.

         1.2 Amended Voluntary Petition to the United States Bankruptcy Court, Northern District of Texas, Dallas Division, for Alford Refrigerated Warehouses, Inc., Case No. 01-39776-BJH-11.

         2.1 Monthly Operating Report filed in the United States Bankruptcy Court, Northern District of Texas, Dallas Division, January 18, 2002, for Alford Refrigerated Warehouses, Inc., Case No. 01-39776-BJH-11.

         2.2 Monthly Operating Report filed in the United States Bankruptcy Court, Northern District of Texas, Dallas Division, December 19, 2001, for Hilltop Acquisition Holding Corporation, Case No. 01-39371-SAF-11.

         2.2 Monthly Operating Report filed in the United States Bankruptcy Court, Northern District of Texas, Dallas Division, January 18, 2002, for Hilltop Acquisition Holding Corporation, Case No. 01-39371-SAF-11.

         2.3 Monthly Operating Report filed in the United States Bankruptcy Court, Northern District of Texas, Dallas Division, January 18, 2002, for Cadiz Properties, Inc., Case No. 01-80459-RCM-11.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            ALFORD REFRIGERATED WAREHOUSES, INC.


Dated: February 4, 2002                     By: /s/  James C. Williams
                                               ---------------------------------
                                               Chief Financial Officer,
                                               Secretary, Treasurer and Director